UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    8/20/2004

Earthfirst Technologies Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-23897	59-3462501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 E. Hanna Avenue, Tampa, Florida		33610
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (813) 238-5010

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[        ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[        ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[        ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[        ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On August 20, 2004 Earthfirst Technologies Incorporated, a Florida Corporation (“EFTI” or “the Company”) acquired all of the outstanding capital stock of Electric Machinery Enterprises, Inc. (“EME”) in exchange for issuing EME’s shareholders 40,000,000 shares of restricted common stock pursuant to an Acquisition and Stock Exchange Agreement between EFTI, Jaime Jurado and Teresa Jurado (collectively “Jurado”), individually, and Frank Sierra, Kathy E. Jurado, n/k/a Kathy Jurado Munoz, Kurt D Jurado, Keith M. Jurado, Anthony LoCicero, James R. Davidson, Lawrence Pasetti: and Electric Machinery Enterprises, Inc. Employee Stock Ownership Trust (collectively “the Shareholders”). The transaction closed on August 20, 2004, at which time EME became a wholly-owned subsidiary of EFTI.

EME is in a pending Chapter 11 proceeding in the U.S. Bankruptcy Court for the Middle District of Florida, which was filed on May 29, 2003, case no. 8:03-bk-11-11047-MGW. Pursuant to the Acquisition and Stock Exchange Agreement reported herein, EFTI is in control of EME and the completion of its reorganization in the Chapter 11 case. The successful completion of the Chapter 11 case is dependent upon the entry of a court order confirming EME’s Chapter 11 plan. As in all court proceedings, there is no guarantee that the court will enter such an order.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial Statements of EME will be filed by amendment to this Form 8-K not later than 71 calendar days from the filing of this report

(b) Pro Forma Financial Information

Pro forma financial information relative to EME will be filed by amendment to this Form 8-K not later than 71 calendar days from the filing of this report.

(c) Exhibits

Exhibit 2.1 – Acquisition and Exchange Agreement between EFTI and the shareholders of EME and attachments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earthfirst Technologies Incorporated
(Registrant)

Date:	August 26, 2004	John Stanton, Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.